Exhibit 99.1

Switch and Data Reports Second Quarter 2009 Financial and Operating Results

  Revenue Increased 17.8%
  Adjusted EBITDA Increased 32.4%
  Increased Adjusted EBITDA margin to 38.0%

TAMPA, Fla.--(BUSINESS WIRE)--July 28, 2009--Switch & Data Facilities Company, Inc. (NASDAQ:SDXC), a leading provider of network neutral data center and Internet exchange services, today reported financial results for the three months ended June 30, 2009.

Results of Operations

Total revenues for the second quarter ended June 30, 2009 increased 17.8% to $49.4 million from $41.9 million in the comparable period in 2008. Recurring revenues, which consist of colocation and interconnection services, were $47.0 million in the second quarter 2009, an increase of 18.8% over the same period in the prior year. Non-recurring revenues in the second quarter 2009, representing one time installation fees and services, were $2.4 million in the second quarter of both 2009 and 2008.

“Customer demand, improved bookings and increasing margins continues to fuel our business momentum.” stated Keith Olsen, Switch and Data President and CEO. Mr. Olsen further commented “our investments coupled with focused execution resulted in solid second quarter results.”

Cost of revenues, excluding depreciation and amortization, for the second quarter 2009 was $24.5 million as compared to $21.6 million for the second quarter 2008. As a percentage of revenues, cost of revenues improved to 49.6% in the second quarter of 2009 from 51.7% in the same period of the prior year.

Sales and marketing costs for the second quarter 2009 were $5.2 million for the second quarter as compared to $4.9 million in the comparable quarter in 2008. General and administrative expenses were $4.4 million for the second quarter as compared to $4.3 million for the second quarter 2008.

Operating income increased 12.7% to $4.9 million in the second quarter of 2009 as compared to $4.3 million in the comparable period in 2008.

Adjusted EBITDA increased 32.4% to $18.7 million in the second quarter of 2009 as compared to $14.2 million in the comparable period in 2008. Adjusted EBITDA margins increased to 38.0% in the second quarter, from 33.8% in the comparable period in 2008. The Company defines adjusted EBITDA as operating income from continuing operations, plus depreciation and amortization, stock-based compensation expense and other non-cash items such as deferred rent. The Company calculates adjusted EBITDA margin as Adjusted EBITDA divided by total revenues. A reconciliation between GAAP information and non-GAAP information contained in this press release can be found in the table immediately following the Consolidated Statements of Cash Flow, as well as on the Company’s website in the Investor Relations section.

Net income for the period was $1.9 million. Basic and diluted net income per share was $0.05.

Balance Sheet, Cash Flows, and Business Outlook

The Company had cash and cash equivalents of $24.7 million on June 30, 2009. Bank debt outstanding on June 30, 2009 was $142.5 million. Capital expenditures in the quarter were $14.7 million and $38.4 million year-to-date.

The Company expects the following financial results for 2009:

  Total revenues are expected to be in the range of $206 to 208 million
  Adjusted EBITDA for the year is expected to be between $74 to 75 million
  Capital expenditures are projected at $75 million

Switch and Data does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, net income (loss) from operations, cash generated from operating activities and cash used in investing activities and, as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with the calculation method utilized for the quarter ended June 30, 2009 as presented within this press release.

Conference Call Info

The Company will host a conference call to discuss second quarter 2009 results on Tuesday, July 28, 2009 at 4:30 p.m. ET. To listen to the conference call live, please dial 888-680-0865 or 617–213-4853 (international callers) and reference Passcode 14909543. The conference call will be webcast and can be accessed from the Company’s website at www.switchanddata.com in the Investor Relations section. A replay of the conference call will be available for one week beginning at 7:30 p.m. ET on Tuesday, July 28, 2009 until 11:59 p.m. ET on August 4, 2009. The replay can be accessed by dialing 888-286-8010 or 617-801-6888 (international) and referencing Passcode 23609269. The webcast will be archived on the Company’s website at www.switchanddata.com.

About the Company

Switch and Data is a premier provider of network-neutral data centers that house, power, and interconnect the Internet. Leading content companies, enterprises, and communications service providers rely on Switch and Data to connect to customers and exchange Internet traffic. Switch and Data has built a reputation for world-class service, delivered across the broadest colocation footprint and richest network of interconnections in North America. Switch and Data operates 34 sites in the U.S. and Canada, provides one of the highest customer satisfaction scores for technical and engineering support in the industry, and is home to PAIX(R) - the world's first commercial Internet exchange.

Important information about Switch and Data is routinely posted to the investor relations section of the company’s website www.switchanddata.com. For copies of all Switch and Data press releases and SEC filings, please visit www.switchanddata.com and click on Investor Relations tab. To automatically receive Switch and Data financial news by email, please visit www.switchanddata.com and subscribe to Email Alerts. Investors are encouraged to check Switch and Data’s website frequently to access the most up to date information.

Forward-Looking Statements

Certain statements herein are “forward-looking statements.” Such forward-looking statements are not historical facts but instead reflect Switch and Data’s current expectations or beliefs concerning future events and results of operations, many of which, by their nature, are inherently uncertain and outside of Switch and Data’s control. It is possible that actual results may differ, possibly materially, from those anticipated in these forward-looking statements. The information set forth under the caption “Business Outlook” are forward-looking statements. Words such as expects, believes, estimates, anticipates and similar language indicates forward-looking statements. Further information concerning Switch and Data and its business, including factors that potentially could materially affect Switch and Data's financial results and conditions, as well as its other achievements, are contained in Switch and Data's filings with the Securities and Exchange Commission. Switch and Data does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Switch & Data Facilities Company, Inc. Consolidated Statement of Operations (in thousands, except earnings per share) (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2008	2009	2008	2009
Revenues	$41,895	$49,360	$81,671	$96,493
Costs and operating expenses
Cost of revenues, exclusive of depreciation and amortization	21,641	24,466	42,000	48,758
Sales and marketing	4,871	5,160	10,064	10,384
General and administrative	4,332	4,411	8,662	9,092
Depreciation and amortization	6,728	9,750	13,253	19,797
Lease litigation settlement	-	700	-	700
Total costs and operating expenses	37,572	44,487	73,979	88,731
Operating income	4,323	4,873	7,692	7,762
Interest income	699	26	1,071	29
Interest expense	(2,652)	(2,430)	(5,153)	(6,788)
Loss from debt extinguishment	-	-	(695)	-
Other expense, net	(183)	(70)	(346)	(309)
Income before income taxes	2,187	2,399	2,569	694
Provision for income taxes	(1,047)	(525)	(1,090)	(800)
Net income (loss)	$1,140	$1,874	$1,479	$(106)

Income (loss) per common share—basic	$0.03	$0.05	$0.04	$(0.00)

Weighted average common shares outstanding—basic	34,482	34,565	34,482	34,564

Income (loss) per common share—diluted	$0.03	$0.05	$0.04	$(0.00)

Weighted average common shares outstanding—diluted	35,129	34,884	35,101	34,564

Switch & Data Facilities Company, Inc. Consolidated Balance Sheet (in thousands) (Unaudited)

	December 31,	June 30,
	2008	2009
Assets
Current assets
Cash and cash equivalents	$14,706	$24,727
Accounts receivable, net of allowance for bad debts
of $818 and $1,046, respectively	11,497	8,490
Prepaids and other assets	2,429	1,751
Total current assets	28,632	34,968
Property and equipment, net	270,286	296,995
Goodwill	36,023	36,023
Other intangible assets, net	18,575	16,876
Other long-term assets, net	5,349	5,467
Total assets	$358,865	$390,329

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$34,131	$25,983
Derivative liability	7,434	7,538
Current portion of unearned revenue	3,629	3,397
Current portion of deferred rent	455	422
Current portion of customer security deposits	547	595
Current portion of long-term debt	-	7,125
Current portion of capital lease obligations	-	1,691
Total current liabilities	46,196	46,751
Unearned revenue, less current portion	1,858	1,666
Deferred rent, less current portion	18,587	22,788
Customer security deposits, less current portion	376	307
Long-term debt, less current portion	120,000	135,375
Long-term portion of capital lease obligations	50,927	58,593
Total liabilities	237,944	265,480

Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value, 200,000 shares authorized; 34,563 and 34,572 shares issued and outstanding as of December 31, 2008 and June 30, 2009, respectively	3	3
Preferred stock, $0.0001 par value, 25,000 shares authorized; no shares issued	-	-
Additional paid-in capital	347,909	350,927
Accumulated deficit	(224,534)	(224,640)
Accumulated other comprehensive loss	(2,457)	(1,441)
Total stockholders’ equity	120,921	124,849
Total liabilities and stockholders’ equity	$358,865	$390,329

Switch & Data Facilities Company, Inc. Condensed Consolidated Statement of Cash Flows (in thousands) (Unaudited)

	For the six months ended June 30,
	2008	2009
Cash flows from operating activities:
Net income (loss)	$1,479	$(106)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	11,004	17,980
Amortization of debt issuance costs	282	460
Amortization of other intangible assets	2,249	1,817
Loss on debt extinguishment	695	-
Stock compensation expense	3,181	2,937
Provision for bad debts, net of recoveries	400	431
Deferred rent	2,558	4,069
Change in fair value of derivative	409	104
Loss (gain) on disposal of fixed assets	6	(5)
Changes in operating assets and liabilities
Decrease (increase) in accounts receivable	(3,402)	2,618
Decrease (increase) in prepaids and other assets	(338)	683
Increase in other long-term assets	(62)	(580)
Increase (decrease) in accounts payable, accrued expenses, and other liabilities	2,514	(4,096)
Increase (decrease) in unearned revenue	224	(481)
Net cash provided by operating activities	21,199	25,831

Cash flows from investing activities:
Purchase of property and equipment	(54,005)	(38,425)
Net cash used in investing activities	(54,005)	(38,425)

Cash flows from financing activities:
Principal payments under long-term debt	(38,189)	-
Proceeds from exercise of stock options	655	80
Proceeds from long-term debt	120,000	22,500
Excess tax benefits from stock-based compensation	167	-
Debt issuance and amendment costs	(4,039)	-
Net cash provided by financing activities	78,594	22,580

Net increase in cash and cash equivalents	45,788	9,986
Effect of exchange rate changes on cash	(200)	35

Cash and cash equivalents:
Beginning of the period	45,595	14,706
End of the period	$91,183	$24,727

Additional Company Information

	For the three months ended June 30,				For the six months ended June 30,
($ in Thousands)	2008		2009		2008		2009
Revenues
Colocation	$26,244	63%	$31,734	64%	$51,541	63%	$61,962	64%
Interconnection	13,290	32%	15,247	31%	25,616	31%	29,876	31%
Recurring Total	$39,534	95%	$46,981	95%	$77,157	94%	$91,838	95%
Non-recurring	2,361	5%	2,379	5%	4,514	6%	4,655	5%
Total	$41,895	100%	$49,360	100%	$81,671	100%	$96,493	100%
	June 30,	June 30,
	2008	2009
Number of customers	915	979
Number of cross connects	20,419	21,705
Cabinet equivalents billed	7,117	7,982
Utilization rate	65.0%	61.2%

	For the three months ended
	June 30,	June 30,
	2008	2009
New Sales ($ in Thousands):
Recurring revenue *	$1,487	$1,382
Non-recurring revenue **	2,418	3,321
New Sales	$3,905	$4,703

*Recurring revenues represent new service agreements entered into by new and existing customers during the given quarter. Revenues from these agreements will recur monthly over the life of the agreement.

**Non-recurring revenues represent the one-time installation fees associated with new service agreements. These one-time fees are billed to customers upon completion of the installation service and such revenues are recognized on a straight-line basis over the life of the agreement.

Adjusted EBITDA Reconciliation

The following is a reconciliation of the Company’s operating income (loss) for the periods ended June 30, 2008 and June 30, 2009 to Adjusted EBITDA.

Switch and Data uses Adjusted EBITDA:

  As measurements of operating performance because they assist management in comparing the results on a consistent basis as they remove the impact of items not directly resulting from operations;
  For planning purposes, including the preparation of its internal annual operating budget;
  To establish targets for certain management compensation; and
  To evaluate the Company’s capacity to incur and service debt, fund capital expenditures and expand the business.

Adjusted EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures used by other companies. In addition, Adjusted EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered as alternatives to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP.

The Company prepares Adjusted EBITDA by adjusting Adjusted EBITDA to eliminate the impact of a number of items that it does not consider indicative of its core operating performance. Investors are encouraged to evaluate each adjustment and the reasons the Company considers them appropriate. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to Adjusted EBITDA. In addition, in evaluating Adjusted EBITDA, investors should be aware that in the future the Company may incur expenses similar to the adjustments in this presentation. Switch and Data’s presentation of Adjusted EBITDA should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2008	2009	2008	2009
Operating income	$4,323	$4,873	$7,692	$7,762
Depreciation and amortization	6,728	9,750	13,253	19,797
Lease litigation settlement	-	700	-	700
Deferred rent expense, non-cash	1,425	1,799	2,558	4,069
Loss (gain) on disposal of fixed assets (1)	-	-	6	(5)
Stock-based compensation expense (2)	1,666	1,572	3,181	2,937
Legal expenses for real estate litigation (3)	8	39	53	65
Adjusted EBITDA	$14,150	$18,733	$26,743	$35,325

Footnotes:

(1) Loss on disposal of fixed assets is a non-cash expense that can be found on the Statement of Cash Flows.

(2) Stock compensation expense is a non-cash accrued expense to the company that can be found on the Statement of Cash Flows.

(3) The Company has incurred legal expenses for lawsuits brought by several landlords for alleged breach of lease agreements. These expenses are included in the General and administrative line item of the Statement of Operations.

CONTACT:
Switch and Data
Investor Relations:
Seth Potter, 646-277-1230
or
Idalia Rodriguez, 203-682-8264
ir@switchanddata.com